UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2023

Finch Therapeutics Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40227	82-3433558
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Inner Belt Road
Somerville, Massachusetts		02143
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 229-6499

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.001 par value per share	FNCH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2023, the Board of Directors (the “Board”) of Finch Therapeutics Group, Inc. (the “Company”) approved the termination of employment, without cause, of each of Mark Smith, Ph.D., and Marc Blaustein, the Company’s Chief Executive Officer and Chief Operating Officer, in each case effective May 15, 2023. Each of Dr. Smith and Mr. Blaustein will be entitled to severance benefits in accordance with the terms, and subject to the conditions, of his release agreement, the form of which was filed as an exhibit to his executive employment agreement and was included as Exhibit 10.12, for Dr. Smith, and Exhibit 10.13, for Mr. Blaustein, to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 23, 2023 and as otherwise described in the Company’s preliminary proxy statement filed with the SEC on April 14, 2023. Further, on April 21, 2023, Dr. Smith resigned as a member of the Board, effective as of May 15, 2023. Dr. Smith’s decision to resign as a member of the Board was not the result of any disagreement between Dr. Smith and the Company on any matters relating to the Company’s operations, policies or practices. The Company intends to enter into a consulting agreement with each of Dr. Smith and Mr. Blaustein, pursuant to which they will provide advisory services to the Company in exchange for cash consideration at an hourly rate.

Additionally, on April 21, 2023, and effective as of May 16, 2023, the Board appointed Matthew P. Blischak to serve as the Company’s Chief Executive Officer and Lance Thibault to serve as the Company’s Chief Financial Officer.

Mr. Blischak, age 60, most recently has served as a Partner at Roivant Sciences from May 2018 to April 2023, where he focused on the management and protection of intellectual property across the company and its subsidiaries. From 2012 to March 2018, Mr. Blischak worked at Teva Pharmaceuticals in a variety of roles including as Vice President and General Counsel, Global Specialty IP Litigation. Prior to that, Mr. Blischak served as Vice President and Associate General Counsel for Intellectual Property at Sunovion Pharmaceuticals and Senior Counsel, Patent Litigation at Bristol-Myers Squibb. Prior to that, he worked at a boutique intellectual property law firm. Mr. Blischak began his legal career at Cleary, Gottlieb, Steen & Hamilton. Mr. Blischak graduated cum laude from Case Western Reserve University with a BS in Chemical Engineering, magna cum laude from the American University Washington College of Law, and from Johns Hopkins University, where he earned his MS in Biotechnology.

In connection with Mr. Blischak’s appointment, the Company entered into an employment agreement with Mr. Blischak (the “Employment Agreement”), pursuant to which he will be entitled to an annual base salary of $400,000, an annual target bonus in an amount equal to 40% of his annual base salary, prorated for the initial partial year worked, and certain severance benefits in the event of a qualifying termination of employment. In addition, the Employment Agreement provides that, subject to Board approval, Mr. Blischak will receive a grant of an option to purchase up to 962,899 shares of the Company’s common stock pursuant to the Company’s 2021 Equity Incentive Plan (the “Plan”). Mr. Blischak’s option grant will vest over a four-year period, with 25% of the shares subject to the option vesting on the one-year anniversary of the grant date and the remainder vesting monthly in equal installments over the following 36 months, such that the option will vest in full on the four-year anniversary of the grant date, generally subject to Mr. Blischak’s continuous employment as of such vesting dates. Mr. Blischak is also eligible for additional equity awards under the Plan, as may be granted from time to time. The Company and Mr. Blischak also entered into a consulting agreement (the “Consulting Agreement”), pursuant to which Mr. Blischak will provide advisory services to the Company from April 21, 2023 through May 15, 2023, in exchange for cash consideration at an hourly rate, not to exceed $36,480 in the aggregate.

If Mr. Blischak’s employment is terminated by the Company involuntarily without “cause” and not due to death or “disability”, or if Mr. Blischak resigns for “good reason” (each as defined in the Employment Agreement), in each case, not in connection with a “change in control” (as defined in the Plan), then Mr. Blischak will be entitled to: (1) cash severance equal to the greater of (i) six months of his base salary or (ii) if the termination occurs prior to May 16, 2024, the difference between (A) 12 months of his base salary and (B) the aggregate amount of base salary actually paid to Mr. Blischak, in each case paid in equal monthly installments (the number of monthly installments being the “Severance Period”); (2) if he timely elects COBRA health continuation, contributions to his monthly COBRA premiums in the same amount as if he had remained actively employed for up to the Severance Period (or if medical and/or dental benefits were not offered at the time of termination, a cash payment in lieu thereof for up to the Severance Period); and (3) any unpaid annual bonus that is earned and payable and approved by the Board.

If, within six months prior to or 12 months following a change in control, Mr. Blischak is terminated by the Company (or a successor) involuntarily without cause and not due to death or disability, or Mr. Blischak resigns for good reason, then Mr. Blischak will be entitled to: (1) cash severance equal to 12 months of his base salary, paid in 12 equal monthly installments; (2) if he timely elects COBRA health continuation, contributions to his monthly COBRA premiums in the same amount as if he remained actively employed for up to 12 months (or if medical and/or dental benefits were not offered at the time of termination, a cash payment in lieu thereof for up to 12 months); (3) any unpaid annual bonus that is earned and payable and approved by the Board; (4) a lump sum payment equal to his annual target bonus, pro-rated for the calendar year of termination; and (5) as of the date of such termination, the immediate vesting and exercisability of any equity awards with respect to Company stock then held by Mr. Blischak which vest based on continued service.

In the event Mr. Blischak’s employment terminates for cause, or Mr. Blischak terminates his employment for any reason other than good reason, then Mr. Blischak will not be entitled to any severance benefits or other consideration; provided that, if the Company does not waive the non-competition provisions of Mr. Blischak’s employment agreement in connection with such termination, the Company will pay Mr. Blischak an amount equal to the sum of six times his monthly base salary (at the monthly base salary rate in effect immediately prior to the termination of his employment), except to the extent such termination arises from Mr. Blischak’s breach of his fiduciary duty or theft of Company property (whether physical or electronic).

The foregoing description of the Consulting Agreement and the Employment Agreement is qualified in its entirety by reference to the complete text of the Consulting Agreement and the Employment Agreement, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and which are incorporated by reference herein.

The Company also will enter into its standard form of indemnification agreement with Mr. Blischak, a copy of which has been filed as Exhibit 10.2 to the Company’s Registration Statement on Form S-1 (File No. 333-253622) filed with the Securities and Exchange Commission on March 15, 2021, and is incorporated herein by reference.

There are no family relationships between Mr. Blischak and any director or executive officer of the Company, and he does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Thibault, age 56, has served as a Managing Director at Danforth Advisors LLC (“Danforth”) since January 2014. Mr. Thibault has more than 30 years of experience in the life sciences industry, providing operational, financial and strategic services at a number of private and public pharmaceutical and biotechnology companies. Most recently, Mr. Thibault served as Interim Chief Financial Officer at Arcellx, Inc. from January 2022 to May 2022. Prior to that, Mr. Thibault served as Interim Chief Financial Officer of Aadi Bioscience, Inc. from July 2021 to November 2021, as Acting Chief Financial Officer of Pieris Pharmaceuticals, Inc. from February 2017 to April 2018, and as Interim Chief Financial Officer of Proteostasis Therapeutics, Inc. from April 2015 to August 2016. Prior to 2010, Mr. Thibault was Chief Financial Officer and Treasurer of deCODE genetics, Inc. and a director at PricewaterhouseCoopers LLP. Mr. Thibault is a Certified Public Accountant and received his B.S. in Accountancy from Bentley University.

There are no family relationships between Mr. Thibault and any director or executive officer of the Company, and he does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Thibault provides consulting services to the Company pursuant to a consulting agreement between the Company and Danforth and receives no compensation directly from the Company. The Company will pay Danforth an agreed upon hourly rate of $525 for Mr. Thibault’s services, which is subject to monthly review and annual increase, and will reimburse Danforth for reasonable, out-of-pocket business expenses. The consulting agreement may be terminated by the Company or Danforth with cause, upon 30 days’ written notice, and without cause, upon 90 days’ written notice.

Item 7.01 Regulation FD Disclosure.

On April 25, 2023, the Company issued a press release related to the appointments of Mr. Blischak and Mr. Thibault. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of the Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed incorporated by reference in any filing under Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Consulting Agreement, dated as of April 21, 2023, between Finch Therapeutics, Inc. and Matthew Blischak.
10.2	Executive Employment Agreement, effective as of April 21, 2023, between Finch Therapeutics Group, Inc. and Matthew Blischak.
99.1	Press Release, dated April 25, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FINCH THERAPEUTICS GROUP, INC.

Date:	April 25, 2023	By:	/s/ Mark Smith
Mark Smith, Ph.D. Chief Executive Officer